Exhibit 99.1

Cirrus Logic Reports Fiscal First Quarter Revenue Up 118 Percent to $81.9 Million

Expects Second Quarter Revenue of $98 Million to $106 Million

AUSTIN, Texas--(BUSINESS WIRE)--July 20, 2010--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the first quarter of fiscal year 2011, which ended June 26, 2010.

Revenue for the quarter was $81.9, up 118 percent compared to $37.5 million during the first quarter of fiscal year 2010, and up 31% from $62.6 million in the previous quarter. Gross margin for the quarter was 57 percent, up from 52 percent in the first quarter a year ago, and up from 56 percent for the previous quarter.

Total GAAP operating expenses for the quarter were approximately $29.2 million, up from $27 million in the previous quarter. Research and Development (R&D) investment for the quarter was $15.1 million, and Selling, General and Administrative (SG&A) expenses totaled $14 million. These expenses include charges of $1.3 million for stock-based compensation, $400,000 in acquisition-related amortization of intangibles, and an $800,000 charge related to the reorganization of the international sales force. Income from operations on a GAAP basis was approximately $17.5 million, or a 21 percent operating margin.

Non-GAAP operating expenses for the quarter were approximately $26.6 million, resulting in non-GAAP income from operations of $20.2 million, or a 25 percent operating margin. In the previous quarter, non-GAAP operating expenses were $24.9 million, with non-GAAP income from operations of $10.5 million, or a 17 percent operating margin.

GAAP net income for the quarter was approximately $17.6 million or $0.25 per share based on 70.8 million average diluted shares outstanding. Excluding the items noted previously, non-GAAP net income was $20.3 million, or $0.29 per diluted share.

“We are extremely pleased with our Q1 financial results as revenue growth in portable audio was supported by revenue growth from several other audio and energy-related product lines,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “With a great second quarter ahead of us, and our newly released products being very well received by customers, we believe that the future for Cirrus Logic remains very bright.”

Outlook for Second Quarter FY 2011 (ending September 25, 2010):

  Revenue is expected to range between $98 million and $106 million;
  Gross margin is expected to be between 56 percent and 58 percent; and
  Combined R&D and SG&A expenses are expected to range between $28 million and $30 million, which include approximately $1.7 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the first quarter fiscal year 2011, on July 20, 2010 at 10:30 a.m. EDT. Those wishing to join should call (480) 629-9690, or toll-free at (866) 225-8754 (Conference ID: 4328597) by 10:20 a.m. on July 20, 2010. A replay of the conference call will also be available beginning one hour after the completion of the call, until July 27, 2010. To access the recording, call (303) 590-3030, or toll-free at (800) 406-7325 (Conference ID: 4328597). A live and an archived webcast of the conference call will also be available via the Investor section of the company’s website at www.cirrus.com.

Shareholders who would like to submit a question to be addressed during the call are requested to contact investor.relations@cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP net income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2011 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the second quarter of fiscal year 2011, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 27, 2010, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	Jun. 26,	Mar. 27,	Jun. 27,
	2010	2010	2009
	Q1'11	Q4'10	Q1'10
Audio products	$53,988	$40,540	$24,787
Energy products	27,927	22,099	12,727
Net revenue	81,915	62,639	37,514
Cost of sales	35,180	27,355	17,927
Gross Profit	46,735	35,284	19,587

Operating expenses:
Research and development	15,092	13,724	12,508
Selling, general and administrative	14,011	12,678	10,071
Restructuring and other costs	-	572	-
Provision for litigation expenses and settlements	135	-	(2,745)
Total operating expenses	29,238	26,974	19,834

Operating income (loss)	17,497	8,310	(247)

Interest income, net	228	237	463
Other income (expense), net	32	(20)	(18)
Income before income taxes	17,757	8,527	198
Provision (benefit) for income taxes	155	(11,831)	(23)
Net income	$17,602	$20,358	$221

Basic income (loss) per share:	$0.26	$0.31	$-
Diluted income (loss) per share:	$0.25	$0.31	$-

Weighted average number of shares:
Basic	66,639	65,517	65,254
Diluted	70,755	66,595	65,341

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 26,	Mar. 27,	Jun. 27,
	2010	2010	2009
Net Income Reconciliation	Q1'11	Q4'10	Q1'10
GAAP Net Income	$17,602	$20,358	$221
Amortization of acquisition intangibles	370	404	404
Stock based compensation expense	1,356	1,181	1,353
Facility Related adjustments	4	-	(22)
International sales reorganization charges	790	-	-
Provision for litigation expenses and settlements	135	-	(2,745)
Restructuring and other costs, net	-	572	-
Provision (benefit) for income taxes	-	(11,838)	-
Non-GAAP Net Income (Loss)	$20,257	$10,677	$(789)

Earnings Per Share reconciliation
GAAP Diluted income per share	$0.25	$0.31	$-
Effect of Amortization of acquisition intangibles	0.01	-	0.01
Effect of Stock based compensation expense	0.02	0.02	0.02
Effect of Facility Related adjustments	-	-	-
Effect of International sales reorganization charges	0.01	-	-
Effect of Provision for litigation expenses and settlements	-	-	(0.04)
Effect of Restructuring and other costs, net	-	0.01	-
Effect of Provision (benefit) for income taxes	-	(0.18)	-

Non-GAAP Diluted income (loss) per share	$0.29	$0.16	$(0.01)

Operating Income Reconciliation
GAAP Operating Income (Loss)	$17,497	$8,310	$(247)
GAAP Operating Margin	21%	13%	-1%
Amortization of acquisition intangibles	370	404	404
Stock compensation expense - COGS	55	61	52
Stock compensation expense - R&D	521	501	514
Stock compensation expense - SG&A	780	619	787
Facility Related adjustments	4	-	(22)
International sales reorganization charges	790	-	-
Provision for litigation expenses and settlements	135	-	(2,745)
Restructuring and other costs, net	-	572	-
Non-GAAP Operating Income (Loss)	$20,152	$10,467	$(1,257)
Non-GAAP Operating Margin	25%	17%	-3%

Operating Expense Reconciliation
GAAP Operating Expenses	$29,238	$26,974	$19,834
Amortization of acquisition intangibles	(370)	(404)	(404)
Stock compensation expense - R&D	(521)	(501)	(514)
Stock compensation expense - SG&A	(780)	(619)	(787)
Facility Related adjustments	(4)	-	22
International sales reorganization charges	(790)	-	-
Provision for litigation expenses and settlements	(135)	-	2,745
Restructuring and other costs, net	-	(572)	-
Non-GAAP Operating Expenses	$26,638	$24,878	$20,896

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 26,	Mar. 27,	Jun. 27,
	2010	2010	2009
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$46,158	$16,109	$26,942
Restricted investments	6,355	5,855	5,755
Marketable securities	96,148	85,384	78,413
Accounts receivable, net	34,536	23,963	13,969
Inventories	42,415	35,396	20,192
Other current assets	18,656	18,148	4,615
Total Current Assets	244,268	184,855	149,886

Long-term marketable securities	13,008	34,278	11,254
Property and equipment, net	21,306	18,674	18,631
Intangibles, net	21,402	21,896	22,567
Goodwill	6,027	6,027	6,027
Other assets	1,866	1,880	1,972
Total Assets	$307,877	$267,610	$210,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$28,088	$20,340	$14,180
Accrued salaries and benefits	8,685	9,962	5,129
Other accrued liabilities	5,845	5,100	4,924
Deferred income on shipments to distributors	8,561	6,488	3,249
Total Current Liabilities	51,179	41,890	27,482

Long-term restructuring accrual	497	596	849
Other long-term obligations	6,487	6,523	7,336

Stockholders' equity:
Capital stock	966,414	952,803	946,886
Accumulated deficit	(715,951)	(733,553)	(771,730)
Accumulated other comprehensive loss	(749)	(649)	(486)
Total Stockholders' Equity	249,714	218,601	174,670
Total Liabilities and Stockholders' Equity	$307,877	$267,610	$210,337

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com